EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of RJR Nabisco Holdings Capital Trust I and RJR Nabisco Holdings Corp. on Form S-4 (the "Registration Statement") of our report dated January 30, 1995 (February 21, 1995 as to Notes 11 and 17) appearing in RJR Nabisco Holdings Corp.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

    We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
June 16, 1995